UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 16, 2024

TLGY Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41101	98-1603634
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4001 Kennett Pike, Suite 302 Wilmington, DE	19807
(Address of principal executive offices)	(Zip Code)

(1) 302-803-6849

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, par value $0.0001 per share, and one-half of one redeemable warrant	TLGYU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	TLGY	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	TLGYW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In connection with the preparation of the financial statements of TLGY Acquisition Corporation (the “Company”) as of and for the quarterly period ended June 30, 2024, the Company’s management identified an error in amounts reported in certain previously issued financial statements as of and for the year ended December 31, 2023 related to the recording of convertible promissory notes. The Company had incorrectly marked the Company’s convertible promissory notes to fair value from the inception of the notes. As a result, the Company’s management determined that the Convertible Promissory Notes Payable account was understated by $1,253,224 and the change in fair value of convertible promissory notes account was overstated by $1,253,224 for the year ended December 31, 2023.

Based on an analysis of quantitative and qualitative factors in accordance with SEC Staff Accounting Bulletins 99, Materiality and 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements, the Company and the Audit Committee of the Board of Directors (the “Audit Committee”), determined that the error was material to its previously issued financial statements, as included in the Annual Report on Form 10-K for the year ended December 31, 2023 and in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 (the “Prior Period Financial Statements”). The Company along with the Audit Committee has discussed with Withum Smith+Brown, PC (“Withum”), its independent registered public accounting firm, the matters described herein.

As a result of the foregoing, on August 16, 2024, the Company and the Audit Committee determined that the Prior Period Financial Statements, as well as any reports, related earnings releases, investor presentations or similar communications of the Prior Period Financial Statements, should no longer be relied upon.

The Company does not expect any of the above changes will have any impact on its cash and cash equivalents.

The Company expects to file an amendment to the Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Form 10-K/A”) immediately following the filing of this Current Report on Form 8-K to restate its financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2023. The Company will also be restating its financial statements included in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 within the Form 10-Q for the quarterly period ended June 30, 2024 (the “Q2 Form 10-Q”), which will be concurrently filed with the SEC immediately following the filing of this Current Report on Form 8-K.

The Company’s management has concluded that in light of the error described above, a material weakness exists in the Company’s internal control over financial reporting and that the Company’s disclosure controls and procedures were not effective as of December 31, 2023 and June 30, 2024. Such material weakness will be described in detail in the 2023 Form 10-K/A and the 2024 Q2 Form 10-Q.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TLGY Acquisition Corporation

Date: August 19, 2024	By:	/s/ Vikas Desai
	Name:	Vikas Desai
	Title:	Chief Executive Officer